                                                                    Exhibit 12.1


                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)


                                                   Six Months Ended                      Fiscal Years Ended November 30,
                                                   ----------------        ----------------------------------------------------
                                                 May 31,     May 31,
                                                  2001        2000         2000        1999         1998        1997       1996
                                                  ----        ----         ----        ----         ----        ----       ----
Earnings From Continuing Operations:
Pre-tax income from continuing operations.      $241,093      96,151      375,635     285,477     240,114      85,727      84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges.............................        78,529      47,830      142,654      73,020      63,792      63,483      49,100
Interest capitalized......................       (64,334)    (37,937)    (117,444)    (54,792)    (45,930)    (32,600)    (23,200)
Adjustments for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities.........................         2,644       1,884        6,928      (8,197)      1,050          15          50
Previously capitalized interest amortized.        53,114      29,728       98,601      49,011      43,216      25,600      20,500
                                                 -------      ------      -------      ------      ------      ------      ------
"Earnings"................................      $311,046     137,656      506,374     344,519     302,242     142,225     130,879
                                                 =======      ======      =======      ======      ======      ======      ======
Fixed Charges:
Interest incurred.........................       $71,244      43,288      130,458      64,908      59,043      63,483      49,100
Interest component of rent expense(1).....         7,285       4,542       12,196       8,112       4,749           -           -
                                                 -------      ------      -------      ------      ------      ------      ------
"Fixed Charges"...........................       $78,529      47,830      142,654      73,020      63,792      63,483      49,100
                                                 =======      ======      =======      ======      ======      ======      ======
Earnings To Fixed Charges Including
   Limited-Purpose Finance Subsidiaries...           4.0         2.9          3.5         4.7         4.7         2.2         2.7

_______________________________
(1)      The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)


                                                  Six Months Ended                   Fiscal Years Ended November 30,
                                                  ----------------        ---------------------------------------------------
                                                 May 31,     May 31,
                                                  2001        2000        2000         1999        1998       1997       1996
                                                  ----        ----        ----         ----        ----       ----       ----
Earnings From Continuing Operations:
Pre-tax income from continuing operations.      $241,093      96,151      375,635     285,477     240,114     85,727     84,429
Adjustments to pre-tax income from
  continuing operations:
Fixed charges.............................        77,898      46,962      141,047      70,789      60,541     58,969     43,900
Interest capitalized......................       (64,334)    (37,937)    (117,444)    (54,792)    (45,930)   (32,600)   (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities.........................         2,644       1,884        6,928      (8,197)      1,050         15         50
Previously capitalized interest amortized.        53,114      29,728       98,601      49,011      43,216     25,600     20,500
                                                 -------     -------      -------     -------     -------    -------    -------
"Earnings"................................      $310,415     136,788      504,767     342,288     298,991    137,711    125,679
                                                 =======     =======      =======     =======     =======    =======    =======
Fixed Charges:
Interest incurred (excluding
   limited-purpose financing
   subsidiaries) .........................      $ 70,613      42,420      128,851      62,677      55,792     58,969     43,900
Interest component of rent expense(1).....         7,285       4,542       12,196       8,112       4,749          -          -
                                                 -------     -------      -------     -------     -------    -------    -------

"Fixed Charges"...........................      $ 77,898      46,962      141,047      70,789      60,541     58,969     43,900
                                                 =======     =======      =======     =======     =======    =======    =======
Earnings To Fixed Charges Excluding
   Limited-Purpose Finance Subsidiaries...           4.0         2.9          3.6         4.8         4.9        2.3        2.9

_________________________
(1)      The interest component of rent expense was not material prior to 1998.